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                                                           Exhibit (23.1)



         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration

Statement of Eastman Kodak Company on Form S-8 (No. 333-43524) of our

report, dated May 21, 2004, relating to the financial statements of

Eastman Kodak Employees' Savings and Investment Plan, which appears in this Annual Report on Form 11-K.



Respectfully Submitted,


/s/ Insero, Kasperski, Ciaccia & Co., P.C.
Insero, Kasperski, Ciaccia & Co., P.C.
Certified Public Accountants

Rochester, New York
June 1, 2004